EXHIBIT 24.1


                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William T. Monahan, Robert L. Edwards and John L. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any and all amendments thereto, including post-effective amendments relating to the issuance of an aggregate of 2,000,000 shares of Common Stock of Imation Corp. pursuant to the Imation Retirement Investment Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         Name                               Title                       Date
         ----                               -----                       ----

/s/ William T. Monahan           Chairman, President, Chief         May 16, 2000
------------------------         Executive Officer and Director
William T. Monahan

/s/ Robert L. Edwards            Senior Vice President, Chief       May 16, 2000
-----------------------------    Financial Officer and Chief
Robert L. Edwards                Administrative Officer

/s/ Paul R. Zeller               Vice President, Corporate          May 16, 2000
-----------------------------    Controller
Paul R. Zeller

/s/ Richard E. Belluzzo          Director                           May 16, 2000
-----------------------------
Richard E. Belluzzo

/s/ Lawrence E. Eaton            Director                           May 16, 2000
-----------------------------
Lawrence E. Eaton

/s/ Michael S. Fields            Director                           May 16, 2000
-----------------------------
Michael S. Fields

/s/ William W. George            Director                           May 16, 2000
-----------------------------
William W. George

/s/ Linda W. Hart                Director                           May 16, 2000
-----------------------------
Linda W. Hart

/s/ Ronald T. LeMay              Director                           May 16, 2000
-----------------------------
Ronald T. LeMay

/s/ Marvin L. Mann               Director                           May 16, 2000
-----------------------------
Marvin L. Mann

/s/ Daryl J. White               Director                           May 16, 2000
-----------------------------
Daryl J. White